U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          DATE OF REPORT: MAY 24, 2004

                          ANGELCITI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   52-2043569
                      (IRS Employer Identification Number)

            9000 Sheridan Street, Suite 7, Pembrooke Pines, FL 33024
                    (Address of principal executive offices)

                                 (800) 908-9574
          (Telephone number, including area code of agent for service)

                              CONSULTING AGREEMENT
                            (Full title of the Plans)

                                    Copy to:
                                George Gutierrez
            9000 Sheridan Street, Suite 7, Pembrooke Pines, FL 33024

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed       Proposed
                                        maximum        maximum
                                        offering       aggregate   Amount of
Title of securities   Amount to be      price          offering    registration
to be registered      registered        per share(2)   price (2)   fee (3)
--------------------------------------------------------------------------------
Common Stock,        11,500,000          $0.00025      $2875.00     $0.36
$.00025 par value   ------------                                    ------------
      TOTAL          11,500,000                                     $0.36
--------------------------------------------------------------------------------

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                                     PART I

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) Form 10-Q for the three-month period ending March 31, 2004 filed on May 17, 2004.

(b) Form 8-K filed on April 20, 2004.

(c) Forms 4 Statements of Beneficial Ownership filed on April 15, 2004.

(d) Forms 13D Amended General Statements of Beneficial Ownership filed on April 15, 2004.

(e) Forms 3 Initial Statement of Beneficial Ownership filed on March 31, 2004.

(e) Form 10K filed for the Company for the fiscal year ended December 31, 2003 filed on March 30, 2004.

(f) Form 10-Q for the three-month period ending September 30, 2003 filed on November 10, 2004.

(g) Form 14C Definitive Information Statement filed on September 25, 2003.

(h) Form 8K filed on September 8, 2003.

(i) Forms 13D Amended General Statements of Beneficial Ownership filed on September 5, 2003.

(j) Forms 4 Statements of Beneficial Ownership filed on September 5, 2003.

(k) Form 10-Q for the three-month period ending June 30, 2003 filed on August 14, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Common Stock $.00025 par value.

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ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada General Corporation Law ("NGCL"), the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the NGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Certificate of Incorporation and the by-laws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officers for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company has obtained directors and officers liability insurance. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

EXHIBIT

5.1      Opinion re: legality

10.1 Advertisement Agreement between AngelCiti Entertainment, Inc. and Mountain Strategies, Inc.

10.2 Legal Services Agreement between AngelCiti Entertainment, Inc. and Roxanna Lao.

23.1 Consent of Salberg & Company, current independent auditors of AngelCiti Entertainment, Inc.

23.2     Consent of Lawrence S. Hartman (included in Exhibit 5.1 opinion letter)

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

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, Country of Costa Rica, on May 24, 2004.

                          ANGELCITI ENTERTAINMENT, INC.





                          By: /s/  George Gutierrez
                          ---------------------------
                          George Gutierrez, President

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